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                          CHANGE IN CONTROL AGREEMENT
                                      FOR
                     [                                   ]


     This Agreement is made as of          , 1999 (the "Effective Date"),
between APW Tools & Supplies, Inc., an indirect wholly owned subsidiary of
Applied Power Inc., a Wisconsin corporation (the "Company"), and [           ]
(the "Executive").

     WHEREAS, the Executive is a valued employee of the Company; and

     WHEREAS, the Company desires to enter into this Change in Control Agreement with the Executive to provide the Executive with contractual assurances to induce the Executive to remain as an employee of the Company notwithstanding the possibility, threat or occurrence of a Change in Control (as defined below) of Applied Power Inc., provided that the Executive remains in his current position at the time of a Change in Control.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Executive and the Company agree as follows:

     1. Employment and Duties. The Company hereby employs Executive as Direct Marketing Leader with all powers and authority as are customary to this position, and Executive hereby accepts employment with the Company in accordance with the terms and conditions set forth herein. Executive shall have such executive responsibilities as is customary with this position and as the Company's Board of Directors or the President (as the case may be) shall from time to time assign to him. Executive agrees to devote his full time (excluding annual vacation time), skill, knowledge, and attention to the business of the Company and the performance of his duties under this Agreement.

     2.   Termination, Bonus, and Severance Pay.

          a.  As used in this Agreement, a Change in Control means:

               (i) a sale of over 50% of the stock of Applied Power Inc. measured in terms of voting power, other than in a public offering or in connection with acquisition by Applied Power Inc. of a business filing reports under Section 13 or 15(d) of the Securities Exchange Act of 1934; or

               (ii) the sale by Applied Power Inc. (but not the spin-off to shareholders) of over 50% of its business or assets in one or more transactions over a consecutive 12-month period; or
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               (iii)  a merger or consolidation of Applied Power Inc. with or into any other corporation or corporations such that the shareholders of Applied Power Inc. prior to the merger or consolidation do not own at least 50% of the surviving entity measured in terms of voting power; or

               (iv) the acquisition by any means of more than 25% of the voting power or common stock of Applied Power Inc. by any person or group of persons (with group defined by the definitions under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended); or

               (v) the election of directors constituting a majority of Applied Power Inc.'s board of directors pursuant to a proxy solicitation not recommended by Applied Power Inc.'s board of directors.

          b.   As used in this Agreement, a Triggering Event means:

               (i) (a) reducing the total base compensation amount paid by the Company to the Executive or (b) modifying the bonus plan applicable to the Executive which results in the Executive earning less than the then existing bonus plan or (c) reducing the total aggregate value of the fringe benefits received by the Executive from the Company from the levels received by the Executive at the time of a Change in Control or during the 120 day period immediately preceding the Change in Control; or

               (ii) a material change in the Executive's position or duties, Executive's reporting responsibilities, or persons reporting to the Executive from the levels existing at the time of a Change in Control or during the 180 day period immediately preceding the Change in Control; or

               (iii) a change in the location or headquarters where the Executive is expected to provide services of 40 or more miles from the previous location existing at the time of the Change in Control or during the 180 day period immediately preceding the Change in Control.

          c. After a Change in Control and if a Triggering Event occurs within 18 months of the date of a Change in Control, the Executive may voluntarily terminate his services. Upon termination, voluntary or involuntary, after a Change in Control and a Triggering Event within 18 months after the date of the Change in Control, the Company shall: (i) continue to provide welfare benefits as customarily offered by the Company to the Executive at the Change in Control for a 12 month period after termination at no cost to the Executive; and (ii) pay in one lump sum (a) within 30 days after the termination date or (b) such later date as selected by Executive the total amount that would be received by the Executive over a period of 12 months after the termination (based upon compensation amounts paid to the

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     Executive at the date of the Change in Control) including amounts that would be paid for bonuses during the 12 month period after the termination (provided the bonus amount shall be based on the amount due, assuming the Executive met 100% of the performance targets). For purposes hereof, welfare benefits will include the Executive's right to a car and such other welfare benefits available to the Executive at the time of the Change in Control.

          d. In the event that the severance benefits payable to the Executive under this section or any other payments or benefits received or to be received by the Executive from the Company (whether payable pursuant to the terms of this Agreement, any other plan, agreement or arrangement with the Company) or any corporation ("Affiliate") affiliated with the Company within the meaning of Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to the Executive, constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and the present value of such "parachute payments" equals or exceeds three times the average of the annual compensation payable to the Executive by the Company (or an Affiliate) and includable in the Executive's gross income for federal income tax purposes for the five calendar years preceding the year in which a Change in Control of the Company occurred ("Base Amount"), such severance benefits shall be reduced to an amount the present value of which (when combined with the present value of any other payments or benefits otherwise received or to be received by the Executive from the Company (or an Affiliate) that are deemed "parachute payments") is equal to $1 less than the Base Amount, notwithstanding any other provision to the contrary in this Agreement. The severance benefits shall not be reduced to the extent that (A) the Executive shall have effectively waived his receipt or enjoyment of any such payment or benefit which triggered the applicability of this section, or (B) in the opinion of tax counsel, the severance benefits (in their full amount or as partially reduced, as the case may be) plus all other payments or benefits which constitute "parachute payments" within the meaning of
     Section 280G(b)(2) of the Code are reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4) of the Code, and such payments are deductible by the Company. The Base Amount shall include every type and form of compensation includable in the Executive's gross income in respect of his employment by the Company (or an Affiliate), except to the extent otherwise provided in temporary or final regulations promulgated under Section 280G(b) of the Code. For purposes of this section only, a Change in Control shall have the meaning of a "change in ownership or control" as set forth in Section 280G(b) of the Code and any temporary or final regulations promulgated thereunder. The present value of any non-cash benefit or any deferred cash payment shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(b)(3) and (4) of the Code.

          e. The Executive shall have the right to request that the Company at its sole expense obtain a ruling from the Internal Revenue Service ("Service") as to whether any or all payments or benefits determined by such tax counsel are, in the view of the Service, "parachute payments" under Section 280G. If a ruling is sought pursuant to the Executive's

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     request, no severance benefits payable under this Agreement shall be made to the Executive until after 15 days from the date of such ruling. For purposes of this section, the Executive and the Company agree to be bound by the Service's ruling as to whether payments constitute "parachute payments" under Section 280G. If the Service declines, for any reason, to provide the ruling requested, the tax counsel's opinion provided in this section with respect to what payments or benefits constitute "parachute payments" shall control, and the period during which the severance benefits may be deferred shall be extended to a date 15 days from the date of the Service's notice indicating that no ruling would be forthcoming.

               In the event that Section 280G, or any successor statute, is repealed, this Section shall cease to be effective on the effective date of such repeal. The parties to this Agreement recognize that final regulations under Section 280G of the Code may affect the amounts that may be paid under this Agreement and agree that, upon issuance of such final regulations, this Agreement may be modified as in good faith deemed necessary in light of the provisions of such regulations to achieve the purposes of this Agreement, and that consent to such modifications shall not be unreasonably withheld.

          f. Notwithstanding any provision herein, no amounts will be due under this Agreement in the event the Executive's employment is terminated by the Company for cause. The term "for cause" shall mean solely the following events:

               (i) Executive has been convicted of a felony which has adversely affected the Company's reputation;

               (ii) Executive has materially misappropriated Company funds, property or opportunities; or

               (iii) Executive has materially breached any of the provisions of this Agreement after having been provided by written notice a reasonable opportunity (not less than 15 business days) to cure such breach.

     3. Confidential Information. As a supplement to any other confidentiality provisions applicable to the Executive, Executive acknowledges that all Confidential Information is and shall continue to be the exclusive proprietary property of the Company, whether or not disclosed to or entrusted to the custody of Executive. Executive will not, either during the term hereof or at any time thereafter, disclose any Confidential Information, in whole or in part, to any person or entity other than to employees or affiliates of the Company, for any reason or purpose, unless the Company gives its prior written consent to such disclosure or is required to carry out the duties. Executive also will not, either during the term hereof or at any time thereafter, use in any manner any Confidential Information for his own purposes or for the benefit of any person or entity except the Company and its affiliates whether such use consists of duplication, removal, oral communication, disclosure, transfer or other unauthorized use thereof, unless the Company gives its prior written consent to such use. As used herein, the term "Confidential Information" refers to all information and materials not

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in the public domain belonging to, used by or in the business of the Company
(the "Business") relating to its business strategies, products, pricing, customers, technology, programs, costs, employee compensation, marketing plans, developmental plans, computer programs, computer systems, inventions, developments, formulae, processes, designs, drawings, trade secrets of every kind and character and competitive information. "Confidential Information" also includes confidential information belonging to other companies and disclosed to the Executive by the Company.

     4.   Non-competition and Inventions.

          a. During the period of employment of Executive and for a period of one year after Executive's termination of employment for any reason, Executive shall not directly or indirectly as a principal, agent, owner, employee, consultant, advisor, trustee, beneficiary, distributor, partner, co-venturer, officer, director, stockholder or in any other capacity, nor will any entity owned by Executive:

               (i) divert or attempt to divert any business from the Company or engage in any act likely to cause any customer or supplier of the Company to discontinue or curtail its business with the Company or to do business with another entity, firm, business, activity or enterprise directly or indirectly competitive with the Company; or

               (ii) contact, sell or solicit to sell or attempt to contact, sell or solicit to sell products competitive to those sold by the Company to any customer of the Company with which Executive had contact while performing services for the Company; or

               (iii) solicit or attempt to solicit any employee of the Company for employment or retention.

          Notwithstanding the provisions above, Executive may acquire securities of any entity the securities of which are publicly traded, provided that the value of the securities of such entity held directly or indirectly by Executive immediately following such acquisition is less than 5% of the total value of the then outstanding class or type of securities acquired.

          b. Executive acknowledges and agrees that the restrictions set forth in this section 4 are founded on valuable consideration and are reasonable in duration and geographic area in view of the circumstances under which this Agreement is executed and that such restrictions are necessary to protect the legitimate interests of the Company. If, in any judicial proceeding, a court shall refuse to enforce any separate covenant set forth herein, then such unenforceable covenant shall be deemed eliminated from this section 4 for the purpose of that proceeding to the extent necessary to permit the remaining separate covenants to be enforced.

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          c.  The Executive hereby sells, transfers and assigns to the Company the entire right, title and interest of the Executive in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable materials, made or conceived by the Executive, solely or jointly, or in whole or in part, during the period Executive is bound by this Agreement which (i) relate to methods, apparatus, designs, products, processes or devices sold, leased, used or under construction or development by the Company or any subsidiary or (ii) otherwise relate to or pertain to the business, functions or operations of the Company or any subsidiary, or (iii) arise (wholly or partly) from the efforts of the Executive during the Term hereof in connection with his performance of his duties hereunder. The Executive shall communicate promptly and disclose to the Company, in such form as the Company requests, all information, details and data pertaining to the aforementioned inventions, ideas, disclosures and improvements; and, whether during the term hereof or thereafter, the Executive shall execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of the Executive to permit the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyright thereon. This provision does not relate to any invention for which (i) no equipment, supplies, facilities or trade secret information of the Company was used and which was developed entirely on the Executive's own time and which does not relate (A) directly to the business of the Company, or (B) to the Company's actual or demonstrably anticipated research or development; or (ii) does not result in any work performed by the Executive for the Company.

          (d) The provisions in this paragraph are a supplement to any other non-compete provisions applicable to the Executive in any other agreement.

     5.   Miscellaneous.

          a. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          b. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive, to his address appearing on the records of the Company.

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     If to the Company:       Applied Power Inc.
                              N22 W23685 Ridgeview Parkway West
                              Waukesha, WI  53188-1013
                              Attention: President

     With a copy to:          Quarles & Brady LLP
                              411 East Wisconsin Avenue
                              Milwaukee, WI  53202
                              Attention:  Anthony W. Asmuth III, Esq.

     or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          c. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          d. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          e. The Executive's or the Company's failure to insist upon strict compliance with any provisions hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for cause pursuant to this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          f. The Executive and the Company acknowledge that, except as may otherwise be provided herein (including, without limitation, the rights pursuant to a Triggering Event) or under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will" and, except in connection with or 180 days before a Change in Control or within 18 months following a Change in Control, the Executive's employment and this Agreement may be terminated by the Company at any time, in which case the Executive shall have no further rights under this Agreement.

          g. The Company agrees that if it breaches any payment obligation hereunder, the Company will pay all reasonable attorney fees and costs incurred by Executive in enforcing Executive's rights hereunder.

          h. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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          i.  If the Company sells, leases, exchanges or otherwise disposes of, in a single transaction or series of related transactions, all or substantially all of its property and assets, or if the Company ceases to exist as a separate entity as a result of a merger or otherwise, then the Company will, as a condition precedent to any such transaction, cause effective provision to be made so that the person or entity acquiring such property and assets or succeeding to the business of the Company as the surviving entity of a merger or otherwise, as applicable, becomes bound by, and replaces the Company under, this Agreement.

     6. Injunctive Relief. Executive acknowledges and agrees that irreparable injury will result to the Company in the event Executive breaches any covenant contained in this Agreement and that the remedy at law for such breach will be inadequate. Therefore, if Executive engages in any act in violation of the provisions of this Agreement, the Company shall be entitled, in addition to such other remedies and damages as may be available to it by law or under this Agreement, to injunctive or other equitable relief to enforce the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                    APW Tools & Supplies, Inc.



                                    By:
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                                    [                      ]



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